UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2005

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant's telephone number: (519) 885-5513

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    Effective October 7, 2005, Jonathan R. Lagarenne resigned from the Board of Directors of the Company as the result of the policies concerning outside directorships at the law firm that he has recently joined. At the time of his resignation, Mr. Lagarenne was serving on the Audit Committee of the Board.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2005

TurboSonic Technologies, Inc.

By: /s/ Patrick J. Forde
Name: Patrick J. Forde
Title: President
Secretary & Treasurer
Chief Financial Officer